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                                                                    Exhibit 99.2
                                      Form of Proxy For HealthWatch Stockholders

                               HEALTHWATCH, INC.

           PROXY FOR THE HEALTHWATCH SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON JANUARY __, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                OF HEALTHWATCH


     The board of directors of HealthWatch recommends that you vote FOR the following proposals:

[X]  Please mark votes as in this example.

1. To approve the issuance of shares of HealthWatch common stock in the merger of Halis, Inc. with and into HealthWatch Merger Sub, Inc., a wholly-owned subsidiary of HealthWatch, pursuant to the Agreement and Plan of Merger, dated as of June 29, 2000, as amended September 29, 2000.

     FOR  [ ]                 AGAINST  [ ]               ABSTAIN  [ ]

2. To approve an amendment to Article III of HealthWatch's Articles of Incorporation to:

     A. increase the number of shares of common stock that HealthWatch is authorized to issue from 10,000,000 shares to 50,000,000.
         FOR  [ ]                 AGAINST  [ ]               ABSTAIN  [ ]

     B. increase the number of shares of preferred stock that HealthWatch is authorized to issue from 1,000,000 shares to 15,000,000.
         FOR  [ ]                 AGAINST  [ ]               ABSTAIN  [ ]

3. To ratify and approve anti-dilution provisions related to HealthWatch's outstanding preferred stock and related warrants contained in:

     A. the Certificate of Designation, Preferences and Rights of Series C 8% Convertible Preferred Stock.
         FOR  [ ]                 AGAINST  [ ]               ABSTAIN  [ ]

     B. the Certificate of Designation, Preferences and Rights of Series D 8% Convertible Preferred Stock.
         FOR  [ ]                 AGAINST  [ ]               ABSTAIN  [ ]

     C. warrants to purchase HealthWatch common stock issued to purchasers of the Series C Preferred in a bridge financing completed in February 2000.
         FOR  [ ]                 AGAINST  [ ]               ABSTAIN  [ ]

     D. warrants to purchase HealthWatch common stock issued to purchasers of the Series D Preferred in a private placement completed in May 2000.
         FOR  [ ]                 AGAINST  [ ]               ABSTAIN  [ ]